Exhibit 23(a)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors and Stockholders
John Wiley & Sons, Inc.:

We consent to incorporation by reference in the registration statement on form S-8 regarding the 2004 Key Employee Stock Plan of John Wiley & Sons, Inc. (the "Company") of our report dated June 17, 2004, with respect to the consolidated statements of financial position of the Company as of April 30, 2004 and 2003, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended April 30, 2004, and the related financial statement schedule, which report appears in the April 30, 2004, annual report on Form 10-K of the Company.

Our report refers to the Company's adoption of Statement of Financial Accounting Standards No. 142 as of May 1, 2002, as more fully described in the "Goodwill and Other Intangible Assets" Note to the consolidated financial statements.

KPMG LLP

New York, New York
March 10, 2005